Exhibit 99.1

M A C  K  -  C  A  L  I     R  E  A  L  T  Y     C  O  R  P  O  R  A  T  I  O  N

NEWS RELEASE

For Immediate Release

Contacts:	Barry Lefkowitz	Virginia Sobol
	Executive Vice President	Vice President, Marketing and
	and Chief Financial Officer	Public Relations
	(732) 590-1000	(732) 590-1000

Rick Matthews
Executive Vice President
Rubenstein Associates
(212) 843-8267

MACK-CALI INCREASES CREDIT FACILITY BY $175 MILLION

Edison, New Jersey—September 24, 2007—Mack-Cali Realty Corporation (NYSE: CLI) today announced that its operating partnership, Mack-Cali Realty, L.P., has increased its unsecured revolving credit facility by $175 million, to a total of $775 million.

The credit facility, which was extended for two years earlier this year, matures in June 2011.  The facility carries an interest rate of LIBOR plus 55 basis points at the BBB/Baa2 pricing level.  The interest rate is subject to adjustment, on a sliding scale, based upon the operating partnership’s unsecured debt ratings.

“In addition to enhancing our financial flexibility, this transaction demonstrates the banking and financial community’s continuing confidence in our company,” commented Barry Lefkowitz, executive vice president and chief financial officer.

The lending group for the credit facility consists of 23 banks:  JPMorgan Chase Bank, N.A., as administrative agent; Bank of America, N. A., as syndication agent; Scotiabanc, Inc.; Wachovia Bank, National Association; and Wells Fargo Bank, National Association, as documentation agents; SunTrust Bank, as senior managing agent; Citicorp North America, Inc.; PNC Bank, National Association; and U.S. Bank National Association as managing agents; and Bank of China, New York Branch; Chevy Chase Bank, F.S.B.; Mizuho Corporate Bank, Ltd.; The Bank of New York; The Bank of Tokyo-Mitsubishi UFJ, Ltd.; The Royal Bank of Scotland plc; Bank Hapoalim B.M.; Comerica Bank; Chang Hwa Commercial Bank, Ltd., New York Branch; First Commercial Bank, New York Agency; North Fork Bank, a division of Capital One, N.A.; Deutsche Bank Trust Company Americas; Hua Nan Commercial Bank, Ltd., New York Agency; and Mega International Commercial Bank Co. Ltd., New York Branch, as participants.

Mack-Cali Realty Corporation is a fully-integrated, self-administered, self-managed real estate investment trust (REIT) providing management, leasing, development, construction and other tenant-related services for its class A real estate portfolio. Mack-Cali owns or has interests in 300 properties, primarily office and office/flex buildings located in the Northeast, totaling approximately 34.7 million square feet. The properties enable the Company to provide a full complement of real estate opportunities to its diverse base of approximately 2,200 tenants.

Additional information on Mack-Cali Realty Corporation is available on the Company’s Web site at www.mack-cali.com.

Statements made in this press release may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements can be identified by the use of words such as “may,” “will,” “plan,” “should,” “expect,” “anticipate,” “estimate,” “continue,” or comparable terminology.  Such forward-looking statements are inherently subject to certain risks, trends and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate, and involve factors that may cause actual results to differ materially from those projected or suggested.  Readers are cautioned not to place undue reliance on these forward-looking statements and are advised to consider the factors listed above together with the additional factors under the heading “Disclosure Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s Annual Reports on Form 10-K, as may be supplemented or amended by the Company’s Quarterly Reports on Form 10-Q, which are incorporated herein by reference.  The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events, new information or otherwise.

###